Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-249903 on Form S-3 and No. 333-207563 on Form S-8 of our reports dated February 17, 2022, relating to the financial statements of Carlisle Companies Incorporated (the “Company”) and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona
February 17, 2022